UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

HighMark Funds
(Name of Registrant as Specified in its Charter)

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Dear Advisor,

As you know, HighMark Funds is currently engaged in soliciting proxies from Fund shareholders in connection with the potential reorganization of seventeen HighMark Funds into the Nationwide Funds, which reorganization, assuming shareholder approval, is proposed to occur on or about Monday, September 16, 2013. At this time, we would like to remind you of the Funds’ active proxy solicitation efforts.  Some Funds have already reached quorum and therefore the Funds do not expect to engage in any further solicitation efforts with respect to those Funds. Other Funds have not yet reached quorum.  The following four Funds that remain a focus are as follows:

●	HighMark NYSE Arca Tech 100 Index Fund
●	HighMark California Intermediate Tax-Free Bond Fund
●	HighMark Geneva Small Cap Growth Fund
●	HighMark Geneva Mid Cap Growth Fund

This is a great opportunity for you to touch base with your clients regarding their investments in the HighMark Funds and to speak with them about the proposals presented in the proxy statement.  A successful proxy solicitation will enable the shareholders of the Funds to continue to invest in  funds that are very similar to those HighMark Funds that they currently own, with no expected change in the investment management team.

For ease of reference, key points of the proxy statement are:

1)
HighMark Capital Management, Inc. (“HCM”) has made a strategic decision to exit its role as a mutual fund sponsor.  As such, HCM has reviewed potential partners and identified and proposed Nationwide (“NW”) as a strong partner to take over sponsorship of the HighMark Funds.

2)
For those HighMark Funds that do not currently have a sub-adviser, HCM will continue as the investment manager for the Nationwide HighMark Funds, but in a sub-advisory capacity.  For those HighMark Funds that currently have a sub-adviser, the sub-adviser will continue in the same capacity for the Nationwide HighMark Funds.

3)	The Board of Trustees of HighMark Funds has reviewed the proposals and has recommended that shareholders vote “FOR” the proposals.

Every vote counts and these are important proposals.  The shareholder meeting is expected to be held on or about August 28, 2013.  Accordingly, we are asking all shareholders to submit their votes on the proposals presented in the proxy statement by August 27, 2013.

To vote by telephone, please have your clients call 1-855-325-6673 for a live representative who can take their votes.  For internet voting, please have your clients visit www.proxyvote.com.

If a shareholder needs additional proxy materials or if the telephone representative cannot locate their account, we can resend the information upon receiving their account information, including: Fund, registration, address of record and shares held.  Please forward any such shareholder request to Pamela O’Donnell at Pamela.odonnell@highmarkcapital.com.

On behalf of the HighMark Funds, thank you for your assistance.